Exhibit 99.1
Post Holdings Provides Avian Influenza Update

St. Louis, Missouri - May 12, 2015 - Post Holdings, Inc. (NYSE:POST), a consumer packaged goods holding company, today provided an update on the recent avian influenza (“AI”) outbreak impacting Post’s egg business.
Chicken flocks at company owned and third party farms in Nebraska and Iowa, respectively, have tested positive for AI. Including these two new incidents, Post now estimates that approximately 20% of its egg supply has been affected.
On May 7, 2015, Post provided Adjusted EBITDA guidance for fiscal 2015 of between $585.0 million and $610.0 million. This included an estimated negative impact of $20.0 million related to AI based on information available at that time. Post will update the estimated impact of AI as soon as practicable.
Forward-Looking Statements
Certain matters discussed in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the current expectations of Post and are subject to uncertainty and changes in circumstances. Such statements involve certain risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein. These risks and uncertainties include the recent avian influenza outbreak in the U.S. Midwest and the impact of the AI incident described above on our financial results; our ability to continue to compete in our product markets and our ability to retain market position; changes in our cost structure, management, financing and business operations; significant volatility in the costs of certain raw materials, commodities, packaging or energy used to manufacture our products; our ability to maintain competitive pricing, introduce new products or successfully manage costs; our ability to successfully implement business strategies to reduce costs; changes in economic conditions and consumer demand for our products; labor strikes, work stoppages or unionization efforts; our reliance on third party manufacturers for certain of our products; disruptions or inefficiencies in supply chain; changes in weather conditions, natural disasters, disease outbreaks and other events beyond our control; business disruptions caused by information technology failures and/or technology hacking; and other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission. These forward-looking statements represent the Company’s judgment as of the date of this press release. Investors are cautioned not to place undue reliance on these forward-looking statements. The Company disclaims, however, any intent or obligation to update these forward-looking statements.
About Post Holdings, Inc.
Post Holdings, Inc., headquartered in St. Louis, Missouri, is a consumer packaged goods holding company operating in the center-of-the-store, active nutrition, refrigerated and private label food categories. Through its cereal business, Post is a leader in the value segment of ready-to-eat cereal and offers a broad range of choices to meet the taste and nutrition needs of a variety of consumers. Post’s cereal portfolio includes recognized brands such as Honey Bunches of Oats®, Pebbles™, Great Grains®, Grape-Nuts®, Honeycomb®, Frosted Mini Spooners®, Golden Puffs®, Cinnamon Toasters®, Fruity Dyno-Bites®, Cocoa Dyno-Bites®, Berry Colossal Crunch® and Malt-O-Meal® hot wheat cereal. Post’s active nutrition platform aids consumers in adopting healthier lifestyles through brands such as PowerBar®, Premier Protein®, Supreme Protein® and Dymatize®. Through its Michael Foods Group, Post supplies value-added egg products, refrigerated potato products, cheese and other dairy case products and dry pasta products to the private label retail, foodservice and ingredient channels and markets retail brands including All Whites®, Better’n Eggs®, Simply Potatoes® and Crystal Farms®. Post also manufactures private label cereal, granola, peanut butter and other nut butters, dried fruits and baking and snacking nuts. For more information, visit www.postholdings.com.
Contact:
Investor Relations
Brad Harper
brad.harper@postfoods.com
(314) 644-7626